Exhibit 2.5

FOURTH AMENDMENT
TO
PURCHASE AND SALE AGREEMENT

This FOURTH AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) dated as of February 24, 2015, is made by and among the Sellers signatory hereto (collectively, jointly and severally, “Seller”), and MCR DEVELOPMENT LLC, a Delaware limited liability company (“Purchaser”). Seller and Purchaser are sometimes referred to herein individually as a “Party”, and collectively as the “Parties”.

RECITALS:

A. The Parties are parties to that certain Purchase and Sale Agreement dated as of December 15, 2014, as amended by that certain First Amendment to Purchase and Sale Agreement dated as of January 15, 2015, that certain Second Amendment to Purchase and Sale Agreement dated as of February 4, 2015 and that certain Third Amendment to Purchase and Sale Agreement dated as of February 17, 2015 (collectively, the “Agreement”), governing the purchase and sale of nineteen hotels more fully described in the Agreement.  Capitalized terms used but not defined in this Amendment shall have the meanings provided in the Agreement.

B. The Parties wish to amend the Agreement to confirm the Parties’ agreement that the Hotel located in Columbus, Georgia shall no longer subject to the Agreement, as more particularly provided herein.

AGREEMENT;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby amend the Agreement as follows:

1. The Parties hereby acknowledge and agree that, notwithstanding the provisions of the Agreement, Seller will not sell and Purchaser will not purchase that certain Hotel identified on Schedule 1.1 of the Agreement as TownePlace Suites Columbus located at 4534 Armour Road, Columbus, Georgia (the “Columbus Property”).  Accordingly: (a) all direct and indirect references to the Columbus Property in the Agreement and any of the schedules or exhibits thereto shall be of no further force or effect; (b) without limiting clause (a), Sections 9.2(a)(vii) and 10.3(a)(xiii) through (xv) and Exhibit I of the Agreement are hereby deleted and shall be of no further force or effect; and (c) all references to the “Ground Lease” and the “Ground Landlord” appearing in the Agreement shall be of no further force or effect;.

2. The Purchase Price is hereby reduced by the amount of the Purchase Price allocated to the Columbus Property as indicated on Schedule 3.5 of the Agreement (i.e., $6,600,000.00) to an aggregate amount of Two Hundred Six Million Four Hundred Thousand and 00/100 Dollars ($206,400,000.00).  The portion of the Deposit allocated to each of the Hotels other than the Columbus Property (collectively, the “Remaining Hotels”) pursuant to Section 3.5 and Schedule 3.5 of the Agreement is hereby increased by reallocating the portion of the Deposit allocated to the Columbus Property (i.e., $450,000 ) proportionally among the Remaining Hotels.

3. All other terms and conditions of the Agreement not specifically modified or supplemented by this Amendment, shall remain unchanged and in full force and effect.  This Amendment (a) shall be governed, construed and enforced under the laws of the State of New York, (b) contains the entire understanding of the parties hereto with respect to the provisions of the Agreement amended and supplemented hereby, (c) may not be modified except by a writing signed by all of parties hereto and (d) and shall be binding upon and inure to the benefit of parties hereto, and their respective successors and permitted assigns. In the event of any conflict between the terms of the Agreement and the terms of this Amendment, the terms of this Amendment shall control.

4. A Party may deliver executed signature pages to this Amendment by facsimile or other electronic transmission to any other Party, which facsimile or other electronically transmitted copy shall be deemed to be an original executed signature page. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one agreement with the same effect as if the Parties had signed the same signature page.

(Signature page follows)

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

PURCHASER:

MCR DEVELOPMENT LLC,
a Delaware limited liability company

By:      /s/ R. Tyler Morse
Name: R. Tyler Morse
Title:   Authorized Representative

SELLER:

Courtyard, Alexandria, LA:                                               SUNBELT-CAL, LLC,
An Alabama limited liability company

By:      Apple Nine Hospitality Ownership, Inc.,
a Virginia corporation, its Managing Member

By:      /s/ Justin Knight
Name: Justin Knight
Title: President

Hilton Garden Inn, West Monroe, LA:                            APPLE NINE LOUISIANA, LLC,
a Virginia limited liability company

By:      /s/ Justin Knight
Name: Justin Knight
Title: President

Homewood Suites, Cincinnati, OH:                                 APPLE SEVEN HOSPITALITY OWNERSHIP,
INC.,
a Virginia corporation

By:      /s/ Justin Knight
Name: Justin Knight
Title: President

Courtyard, Jackson, MS:                                                  APPLE NINE HOSPITALITY OWNERSHIP,
INC.,
a Virginia corporation

By:      /s/ Justin Knight
Name: Justin Knight
Title: President

Hampton Inn, Savannah, GA:                                             APPLE EIGHT HOSPITALITY OWNERSHIP,
INC.,
a Virginia corporation

By:      /s/ Justin Knight
Name: Justin Knight
Title: President

Hampton Inn, Bowling Green, KY:                                   APPLE EIGHT HOSPITALITY OWNERSHIP,
a Virginia corporation

By:      /s/ Justin Knight
Name: Justin Knight
Title: President

Hampton Inn, Charlotte, NC:                                            APPLE EIGHT NORTH CAROLINA, L.P.,
a Virginia limited partnership

By:      Apple Eight NC GP, Inc.,
a Virginia corporation, its General Partner

By:      /s/ Justin Knight
Name: Justin Knight
Title: President

Courtyard, Brownsville, TX:                                            APPLE SEVEN HOSPITALITY TEXAS, L.P.,
a Virginia limited partnership

By:      Apple Seven Texas GP, Inc.,
a Virginia corporation, its General Partner

By:      /s/ Justin Knight
Name: Justin Knight
Title: President

Hampton Inn, Dunn, NC:                                                   APPLE EIGHT NORTH CAROLINA, L.P.,
a Virginia limited partnership

By:      Apple Eight NC GP, Inc.,
a Virginia corporation, its General Partner

By:      /s/ Justin Knight
Name: Justin Knight
Title: President

Hampton Inn Suites, Pueblo, CO:                                     APPLE NINE HOSPITALITY OWNERSHIP,
INC.,
a Virginia corporation

By:      /s/ Justin Knight
Name: Justin Knight
Title: President

Hampton Inn, Concord, NC:                                              APPLE EIGHT SPE CONCORD, INC.,
a Virginia corporation

By:       /s/ Justin Knight
Name: Justin Knight
Title: President

TownePlace Suites, Jacksonville, NC:                           APPLE NINE NORTH CAROLINA, L.P.,
a Virginia limited partnership

By:      Apple Nine NC GP, Inc.,
a Virginia corporation, its General Partner

By:      /s/ Justin Knight
Name: Justin Knight
Title: President

Hampton Inn, Troy, AL:                                                     Apple Seven Hospitality Ownership, Inc.,
a Virginia corporation

By:      /s/ Justin Knight
Name: Justin Knight
Title: President

TownePlace Suites, San Antonio, TX:                            Apple Seven Hospitality Texas, L.P.,
a Virginia limited partnership

By:      Apple Seven Texas GP, Inc.,
a Virginia corporation, its General Partner

By:      /s/ Justin Knight
Name: Justin Knight
Title: President

TownePlace Suites, Huntsville, AL:                                Sunbelt-THA, L.L.C.,
An Alabama limited liability company

By:      Apple Seven Hospitality Ownership, Inc.,
a Virginia corporation, Managing Member

By:      /s/ Justin Knight
Name: Justin Knight
Title: President

Hampton Inn Suites, Tulsa, OK:                                      Apple Eight Hospitality Ownership, Inc.,
a Virginia corporation

By:      /s/ Justin Knight
Name: Justin Knight
Title: President

Courtyard, Troy, AL:                                                         SUNBELT-CTY, LLC,
An Alabama limited liability company

By:      Apple Nine Hospitality Ownership, Inc.,
a Virginia corporation, its Managing Member

By:     /s/ Justin Knight
Name: Justin Knight
Title: President

TownePlace Suites, Columbus, GA:                                SUNBELT-TCG, L.L.C.,
An Alabama limited liability company

By:      Apple Seven Hospitality Ownership, Inc.,
a Virginia corporation, Managing Member

By:      /s/ Justin Knight
Name: Justin Knight
Title: President

Fairfield Inn & Suites, Rogers, AR:                                APPLE EIGHT HOSPITALITY OWNERSHIP,
INC.,
a Virginia corporation

By:      /s/ Justin Knight
Name: Justin Knight
Title: President

REAFFIRMATION AND AGREEMENT OF APPLE

Apple Hospitality REIT, Inc., a Maryland corporation (“Apple”) hereby (i) reaffirms all of its obligations under the Apple Joinder attached to the Agreement, (ii) consents to the foregoing Amendment, and (iii) agrees that its obligations under the Apple Joinder shall not be affected by the foregoing Amendment.

APPLE HOSPITALITY REIT, INC.,
a Virginia corporation

By:      /s/ Justin Knight
Name: Justin Knight
Title:   President